As filed with the Securities and Exchange Commission on October 13, 2009.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTERNET CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2996071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

690 Lee Road

Suite 310

Wayne, Pennsylvania 19087

(610) 727-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Suzanne L. Niemeyer, Esq.

General Counsel and Secretary

Internet Capital Group, Inc.

690 Lee Road, Suite 310

Wayne, Pennsylvania 19087

(610) 727-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Henry N. Nassau, Esq.

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

(215) 994-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per share (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
common stock, $.001 par value per share			$100,000,000	$5,580.00

(1)	Includes an indeterminate number of shares of common stock that may be issued from time to time at indeterminate prices up to a proposed aggregate offering price not to exceed $100,000,000. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 13, 2009

PROSPECTUS

$100,000,000

Common Stock

We may offer and sell from time to time shares of our common stock in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $100,000,000. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “ICGE.” On October 12, 2009, the closing price of our common stock was $8.02.

Investing in our common stock involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors ” on page 2 of this prospectus.

We may sell shares of our common stock to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. An applicable prospectus supplement, which we will provide each time we offer our shares of common stock, will set forth the names of any underwriters, dealers or agents involved in the sale of our common stock, and any related fees, commissions or discount arrangements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 13, 2009

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $100,000,000. This prospectus provides you with a general description of our common stock. Each time we offer our common stock under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our common stock. That registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room, as discussed below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell our common stock to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of shares of our common stock. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of our common stock, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

The terms “Internet Capital Group,” “ICG,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Internet Capital Group, Inc. and its wholly-owned subsidiaries, except where it is clear that the term refers only to Internet Capital Group, Inc.

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INTERNET CAPITAL GROUP, INC.

Internet Capital Group, Inc. was formed on March 4, 1996 and is headquartered in Wayne, Pennsylvania. Since our inception, we have focused on acquiring and building Internet software and services companies that improve the productivity and efficiency of their business customers. We call these companies our “partner companies.”

As of the date of this prospectus, we hold ownership interests in fourteen companies that we consider our partner companies. Additionally, we hold marketable securities in other companies that, as of the date of this prospectus, consist primarily of Blackboard, Inc. common stock. The results of operations of our partner companies are reported within two segments: the “core” reporting segment and the “other holdings” reporting segment. The core reporting segment includes those partner companies in which ICG’s management takes a very active role in providing strategic direction and management assistance. We devote significant expertise and capital to maximizing the success of these core partner companies. The other holdings reporting segment includes partner companies over which, in general, we have less influence because they are public companies and/or we have a relatively small ownership stake.

Although the Company refers to companies in which it has acquired a convertible debt or an equity ownership interest as its “partner companies” and indicates that it has a “partnership” with these companies, it does not act as an agent or legal representative for any of its partner companies, it does not have the power or authority to legally bind any of its partner companies and it does not have the types of liabilities in relation to its partner companies that a general partner of a partnership would have.

We are a Delaware corporation. Our principal executive offices are located at 690 Lee Road, Suite 310, Wayne, Pennsylvania 19087, and our telephone number is (610) 727-6900. More information about us is available through our website at www.internetcapital.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

Forward-looking statements made with respect to our financial condition and results of operations and business in this prospectus, including the documents we incorporate by reference, and those made from time to time by us through our senior management are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations and projections about future events but are subject to known and unknown risks, uncertainties and assumptions about us and our partner companies, many of which are outside of our and our partner companies’ control, that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

Factors that could cause our actual results, levels of activity, performance or achievements to differ materially from those anticipated in forward-looking statements include, but are not limited to, factors discussed elsewhere in this prospectus and include, among other things:

•	economic conditions generally;

•	capital spending by enterprises and customers;

•	our partner companies’ collective ability to compete successfully against their respective competitors;

•

rapid technological developments in the respective markets in which our partner companies operate and our partner companies’ collective ability to respond to such changes in a timely and effective manner;

•	our ability to deploy capital effectively and on acceptable terms;

•	our ability to maximize value in connection with divestitures;

•	our and our partner companies’ ability to retain key personnel; and

•	our ability to effectively manage existing capital resources.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2008 and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of common stock. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include working capital and acquisitions of interests in existing and new partner companies.

PLAN OF DISTRIBUTION

We may sell the common stock offered by this prospectus in any one or more of the following ways from time to time:

•	to or through one or more underwriters, brokers or dealers;

•	through agents to investors or the public;

•	in short or long transactions;

•	through put or call option transactions relating to our common stock;

•	directly to agents or other purchasers;

•	though a combination of any such methods of sale; or

•	through any other method described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the names of any underwriters, dealers or agents;

•	the purchase price of the common stock and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional shares of common stock from us;

•	any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•	any delayed delivery arrangements;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers;

•	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed; or

•

We may also sell the common stock offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters for a sale of common stock, the underwriters will acquire the common stock for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of common stock hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the common stock will be subject to certain conditions. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or pay to dealers.

In connection with an offering of common stock, the underwriters may purchase and sell common stock in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of common stock in excess of the amount of common stock to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of common stock made for the purpose of preventing or slowing a decline in the market price of the common stock while the offering is in progress. Any of these activities may have the effect of preventing or slowing a decline in the market price of the common stock being offered. They may also cause the price of the common stock being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

If dealers are used for the sale of common stock, we, or an underwriter, will sell the common stock to them as principals. The dealers may then resell those shares of common stock to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the common stock through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered common stock, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the common stock directly in transactions not involving underwriters, dealers or agents.

We may sell the common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the common stock may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the common stock may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the common stock offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the common stock by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer that common stock. We may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered hereby so loaned or upon a default may sell or otherwise transfer the pledged common stock offered hereby.

DESCRIPTION OF COMMON STOCK

The following is a brief description of the terms governing our common stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our restated certificate of incorporation, as amended, and our amended and restated by-laws, copies of which have been filed with the SEC and are also available upon request from us.

General

Our restated certificate of incorporation, as amended, provides the authority to issue 2,000,000,000 shares of common stock, par value $.001 per share. At October 12, 2009, there were 36,732,607 shares of common stock outstanding. Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights, preferences and privileges of the holders of shares of any series of preferred stock that we may issue in the future.

Voting Rights

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by our stockholders. Our restated certificate of incorporation, as amended, does not provide for cumulative voting in connection with the election of directors, and, accordingly, holders of more than 50% of the shares voting in an election are able to elect all of the directors. Our restated certificate of incorporation, as amended, provides for our board of directors, other than those who may be elected by holders of any series of preferred stock, to be divided into three classes of directors serving staggered three-year terms.

Dividends

The holders of our common stock are entitled to dividends, if any, as our Board of Directors may declare from time to time from funds legally available for that purpose, subject to the holders of other classes of stock, if any, at the time outstanding having prior rights as to dividends, if any.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of creditors, subject to any prior liquidation distribution rights of holders of other classes of stock, if any, at the time outstanding.

Anti-Takeover Considerations

Delaware Law and Certain Certificate of Incorporation and By-Law Provisions

The provisions of Delaware law and of our restated certificate of incorporation, as amended, and amended and restated by-laws discussed below could discourage or make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. Our Board of Directors believes that these charter provisions are appropriate to protect our interests and the interests of our stockholders. A summary of these provisions is set forth below. This summary does not purport to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law and our restated certificate of incorporation, as amended, and our amended and restated by-laws.

Section 203 of the Delaware General Corporation Law. We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.

Preferred Stock. Our restated certificate of incorporation, as amended, provides that our Board of Directors may by resolution establish one or more classes or series of preferred stock having such number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Our preferred stock may entitle its holders to preferences senior to those of the holders of our common stock with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by our Board of Director resolutions issuing such shares.

The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of Internet Capital Group without further action by the stockholders and may adversely affect voting and other rights of holders of our common stock. In addition, the issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of our voting stock. At present, we have no plans to issue any shares of preferred stock.

Classified Board of Directors. Our restated certificate of incorporation, as amended, provides for our Board of Directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms (other than directors who may be elected by holders of preferred stock, if any). As a result, approximately one-third of our Board of Directors is elected each year. The classified board provision is intended to assure the continuity and stability of our Board of Directors and our business strategies and policies as determined by our Board of Directors. The classified board provision could have the effect of discouraging a third party from making an unsolicited tender offer or otherwise attempting to obtain control of us without the approval of our Board of Directors. In addition, the classified board provision could delay stockholders who do not like the policies of our Board of Directors from electing a majority of our Board of Directors for two years.

No Stockholder Action by Written Consent; Special Meetings. Our restated certificate of incorporation, as amended, provides that stockholder action can only be taken at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting. Our amended and restated by-laws provide that special meetings of stockholders may be called only by our Board of Directors or our Chief Executive Officer. Our stockholders are not permitted to call a special meeting of stockholders or to require that our Board of Directors call a special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominees. Our amended and restated by-laws establish an advance notice procedure for our stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. Such stockholder notice procedure provides that only persons who are nominated by, or at the direction of, our Board of Directors or its Chairman, or by a stockholder who has given timely written notice to our Secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. The stockholder notice procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, our Board of Directors or its Chairman or by a stockholder who has given timely written notice to our Secretary of such stockholder’s intention to bring such business before such meeting. Under the stockholder notice procedure, if a stockholder desires to submit a proposal or nominate persons for election as directors at an annual meeting, the stockholder must submit written notice to Internet Capital Group not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. In addition, under the stockholder notice procedure, a stockholder’s notice to Internet Capital Group proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain certain specified information. If the chairman of a meeting determines that business was not properly brought before the meeting, in accordance with the stockholder notice procedure, such business shall not be discussed or transacted.

Number of Directors; Removal; Filling Vacancies. Our restated certificate of incorporation, as amended, and amended and restated by-laws provide that our Board of Directors will consist of not less than 5 nor more than 9 directors, the exact number to be fixed from time to time by resolution adopted by our directors. Further, subject to the rights of the holders of any series of our preferred stock, if any, our restated certificate of incorporation, as amended, and amended and restated by-laws authorize our Board of

Directors to elect additional directors under specified circumstances and fill any vacancies that occur in our Board of Directors by reason of death, resignation, removal, or otherwise. A director so elected by our Board of Directors to fill a vacancy or a newly created directorship holds office until the next election of the class for which such director has been chosen and until his successor is elected and qualified. Subject to the rights of the holders of any series of our preferred stock, if any, our restated certificate of incorporation, as amended, and amended and restated bylaws also provide that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the combined voting power of the then outstanding stock of Internet Capital Group. The effect of these provisions is to preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of our Board of Directors by filling the vacancies created by such removal with such stockholder’s own nominees.

Indemnification. We have included in our restated certificate of incorporation, as amended, and amended and restated by-laws provisions to eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Delaware General Corporation Law, and to indemnify our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. These provisions may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and our stockholders. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

Supermajority Voting for Amending the Certificate of Incorporation. The provisions of our restated certificate of incorporation, as amended, that could have anti-takeover effects as described above are subject to amendment, alteration, repeal, or rescission by the affirmative vote of the holder of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding voting shares. This requirement makes it more difficult for stockholders to make changes to the provisions in our restated certificate of incorporation, as amended, which could have anti-takeover effects by allowing the holders of a minority of the voting securities to prevent the holders of a majority of voting securities from amending these provisions of our certificate of incorporation.

Supermajority Voting for Amending the By-laws. Our restated certificate of incorporation, as amended, provides that our restated by-laws, as amended, are subject to adoption, amendment, alteration, repeal, or rescission either by our Board of Directors without the assent or vote of our stockholders, or by the affirmative vote of the holders of not less than two-thirds (66 2/3%) of the outstanding shares of voting securities. This provision makes it more difficult for stockholders to make changes in our by-laws by allowing the holders of a minority of the voting securities to prevent the holders of a majority of voting securities from amending our by-laws.

Stockholder Rights Plan. In 2000, we adopted a stockholder rights agreement. Under this agreement, preferred stock purchase rights were distributed as a dividend at the rate of one right for each share of common stock outstanding as of the close of business on December 6, 2000. Each right entitles the holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock of the Company at an exercise price of $100 per right. The rights attach to the common stock and become exercisable and will separate from the common stock (i) ten calendar days after a person or group acquires, or announces the intent to acquire, beneficial ownership of fifteen percent (15%) or more of the Company’s common stock, or (ii) ten business days (or a later date following such announcement if determined by the Board of Directors in accordance with the plan) after the announcement of a tender offer or an exchange offer to acquire fifteen percent (15%) or more of the outstanding common stock. The rights are redeemable for $.0001 per right at the option of the Board of Directors at any time prior to the close of business on the tenth business day after the announcement of a stock acquisition event described above. Generally, if the rights become exercisable, then each stockholder, other than the acquirer, is entitled to purchase, for the exercise price, that number of shares of common stock that, at the time of the transaction, will have a market value of three times the exercise price of the rights. In addition, if, after the rights become exercisable, the Company is acquired in a merger or other business combination, or fifty percent (50%) or more of its assets or earning power are sold, each right will entitle the holder to purchase, at the exercise price of the rights, that number of shares of common stock of the acquiring company that, at the time of the transaction, will have a market value of three times the exercise price of the rights. The rights are designed to provide the Board of Directors sufficient time to evaluate proposed change-in-control transactions by encouraging potential acquirers to negotiate with the Board of Directors before attempting a tender offer for the Company. The rights are not intended to prevent transactions on terms that are fair to the Company’s stockholders or to deter any potential acquirer who is willing to complete a transaction on such terms. If not redeemed, the rights will expire on November 22, 2010.

Miscellaneous

Holders of our common stock have no preemptive, conversion, redemption or sinking fund rights. The outstanding shares of our common stock are, and the shares of common stock to be offered hereby when issued will be, validly issued, fully paid and non-assessable.

NASDAQ Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “ICGE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services and its address and telephone number are 480 Washington Boulevard, Jersey City, NJ 07310-1900 and (888) 252-6004, respectively.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Dechert LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated balance sheets of Internet Capital Group, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity, comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2008, the related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of StarCite, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss and cash flows for each of the years in the two-year period ended December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of Metastorm Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Grant Thornton LLP and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of GoIndustry-Dovebid plc (formerly GoIndustry plc) as at December 31, 2008, and the related consolidated income statement, consolidated statement of recognized income and expense, and consolidated cash flow statement for the year ended December 31, 2008, as well as the comparative consolidated balance sheet as at December 31, 2007, and the related consolidated income statement, consolidated statement of recognized income and expense, and consolidated cash flow statement for the year ended December 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Baker Tilly UK Audit LP and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheet of GoIndustry plc as at December 31, 2007, and the related consolidated income statement, consolidated statement of recognized income and expense, and consolidated cash flow statement for the year ended December 31, 2007, as well as the comparative consolidated balance sheet as at December 31, 2006, consolidated income statement, consolidated statement of recognized income and expense, and consolidated cash flow statement for the year ended December 31, 2006, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Baker Tilly UK Audit LP and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the Securities and Exchange Commission. Copies of these materials may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov. We maintain a website at www.internetcapital.com. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:

1.	our Annual Report on Form 10-K/A2 for the fiscal year ended December 31, 2008 filed with the SEC on June 29, 2009;

2.	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 filed with the SEC on May 11, 2009 and August 7, 2009, respectively;

3.	our Current Reports on Form 8-K filed on January 30, 2009, March 4, 2009 and June 25, 2009; and

4.	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 4, 1999, including any amendment or report filed for the purpose of updating such description.

We make available, free of charge, through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

Internet Capital Group, Inc.

690 Lee Road, Suite 310

Wayne, Pennsylvania 19087

Attention: Corporate Secretary

(610) 727-6900

$100,000,000

Common Stock

P R O S P E C T U S

October 13, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of an amount of up to $100,000,000 of shares of our common stock registered under this registration statement, other than any underwriting discounts and commissions. All amounts, except the SEC registration fee, are estimates.

SEC registration fee	$5,580
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Transfer agent and registrar fees and expenses	(1)
Stock exchange listing fees	(1)
Printing and engraving expenses	(1)
Miscellaneous expenses	(1)

Total	$(1)

(1)	These fees will be dependent on the number and amount of offerings under this registration statement and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

Our amended and restated by-laws provide for mandatory indemnification of our directors and executive officers, and permissive indemnification of our employees and agents, to the fullest extent permissible under Delaware law. Our restated certificate of incorporation, as amended, provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have obtained a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense.

We believe that the foregoing policies and provisions of our restated certificate of incorporation, as amended, and amended and restated by-laws are necessary to attract and retain qualified officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted or required with respect to our directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filing under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Document
2.1	Agreement of Merger, dated February 2, 1999, between Internet Capital Group, L.L.C. and Internet Capital Group, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1, filed May 11, 1999 (File No. 333-78193)).

3.1.1	Restated Certificate of Incorporation of Internet Capital Group, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form 8-A, filed August 4, 1999 (File No. 000-26929)).

3.1.2	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed March 31, 2003 (File No. 001-16249)).

3.1.3	Second Amendment of Restated Certificate of Incorporation of Internet Capital Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed August 9, 2004 (File No. 001-16249)).

3.2	Amended and Restated By-laws of Internet Capital Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed March 5, 2007 (File No. 001-16249)).

4.1	Form of Certificate for Internet Capital Group, Inc. Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 16, 2005 (File No. 001-16249)).

4.2	Rights Agreement, dated as of November 22, 2000, between Internet Capital Group, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, including Form of Rights Certificate (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form 8-A, filed December 1, 2000 (File No. 001-16249)).

5.1*	Opinion of Dechert LLP regarding the legality of securities being registered.

23.1*	Consent of KPMG LLP regarding Internet Capital Group, Inc.

23.2*	Consent of KPMG LLP regarding StarCite, Inc.

23.3*	Consent of Grant Thornton LLP regarding Metastorm Inc.

23.4*	Consent of Baker Tilly UK Audit LLP regarding GoIndustry-DoveBid plc and GoIndustry plc

23.5*	Consent of Dechert LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page)

*Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) The undersigned hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) If and when applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wayne, County of Chester, Commonwealth of Pennsylvania on the 13th day of October, 2009.

INTERNET CAPITAL GROUP, INC.

By:	/s/WALTER W. BUCKLEY, III
Walter W. Buckley, III
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter W. Buckley, III and R. Kirk Morgan, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/WALTER W. BUCKLEY, III	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 13, 2009
Walter W. Buckley, III

/S/R. KIRK MORGAN	Chief Financial Officer (Principal Financial and Accounting Officer)	October 13, 2009
R. Kirk Morgan

/S/DAVID J. BERKMAN	Director	October 13, 2009
David J. Berkman

/S/THOMAS A. DECKER	Director	October 13, 2009
Thomas A. Decker

/s/DAVID K. DOWNES	Director	October 13, 2009
David K. Downes

/s/THOMAS P. GERRITY	Director	October 13, 2009
Dr. Thomas P. Gerrity

/s/MICHAEL J. HAGAN	Director	October 13, 2009
Michael J. Hagan

/s/ROBERT E. KEITH, JR.	Director	October 13, 2009
Robert E. Keith, Jr.

/s/WARREN V. MUSSER	Director	October 13, 2009
Warren V. Musser

/s/PHILIP J. RINGO	Director	October 13, 2009
Philip J. Ringo